EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Set forth below are the names of subsidiaries, divisions and related organizations of ITT Corporation, the respective jurisdiction in which each was organized (in the case of subsidiaries), and the name under which each does business (if other than the name of the entity itself).

Name	Jurisdiction In Which Organized	Name Under Which Performing Business
Goulds Pumps (IPG), Inc.	Delaware	Goulds Pumps
Goulds Pumps (NY), Inc.	New York	Goulds Pumps
Goulds Pumps (PA), Inc.	Delaware	Goulds Pumps
Goulds Pumps, Inc.	Delaware	Goulds Pumps
GP Holding Company, Inc.	Delaware	Goulds Pumps
International Motion Control (China) Limited	Delaware
International Motion Control Inc.	Delaware
International Standard Electric Corporation	Delaware
ITT Aerospace Controls LLC (fna New ITT Aerospace Controls LLC)	Delaware
ITT AES Enterprises, Inc.	Delaware
ITT Automotive Enterprises, Inc.	Delaware
ITT Cannon International, Inc.	Delaware	Cannon
ITT Cannon LLC	Delaware	Cannon
ITT Cannon Mexico, Inc.	Delaware	Cannon
ITT C’Treat LLC	Delaware	C’Treat Offshore
ITT Delaware Investments LLC	Delaware
ITT Engineered Valves, LLC	Delaware
ITT Enidine Inc.	Delaware	Enidine
ITT Fluid Technology International, Inc.	Delaware	Goulds Pumps
ITT Industries Asset Management LLC	Delaware
ITT Industries Holdings, Inc.	Delaware
ITT International Holdings, Inc.	Delaware
ITT Manufacturing Enterprises LLC	Delaware
ITT Motion Technologies America, LLC (fka ITT Koni America, LLC)	Delaware	Koni
ITT Resource Development Corp.	Delaware
ITT Torque Systems, Inc. (fka Cleveland Motion Controls, Inc.)	Ohio
ITT Veam LLC	Delaware
ITT Water & Wastewater U.S.A., Inc.	Delaware
ITT Water Technology (TX) LLC	Delaware
Koni NA LLC	Delaware	Koni
Leland Properties	Delaware
Premium Seat Actuation LLC	Delaware
Pure Flo LLC	Delaware
Rule Industries LLC	Massachusetts
TDS Corporate Services LLC	Delaware
Bombas Goulds Argentina S.A.	Argentina	Goulds Pumps
Bombas Goulds de Mexico	Mexico	Goulds Pumps
Bombas Goulds de Venezuela C.A.	Venezuela	Goulds Pumps
BVE-Controls GmbH	Germany
Cleveland Motion Controls Ltd.	United Kingdom
Distribuidora Arbos, C.A.	Venezuela	Goulds Pumps
Dittha GmbH	Germany
Enidine Kabashiki Gaisha (Enidine Company Limited (Japan)	Japan	Enidine
Goulds Pumps Canada, Inc.	Canada	Goulds Pumps
Goulds Pumps Co. Ltd.	Korea, Republic Of	Goulds Pumps
ITT (China) Investment Co. Ltd.	China
ITT Australia Holdings Pty Ltd	Australia
ITT Blakers Pty Ltd (fna Paley Pty Ltd.)	Australia	Blakers
ITT Blakers Unit Trust	Australia	Blakers
ITT Bombas Goulds do Brasil Ltda	Brazil	Goulds Pumps

Name	Jurisdiction In Which Organized	Name Under Which Performing Business
ITT Cannon (Hong Kong) LTD	China	Cannon
ITT Cannon de Mexico, S.A. de C.V.	Mexico	Cannon
ITT Cannon Electronics (Shenzhen) Co. Ltd	China	Cannon
ITT Cannon GmbH	Germany	Cannon
ITT Cannon Korea Ltd.	Korea, Republic Of	Cannon
ITT Cannon Veam Italia s.r.l.	Italy	Cannon
ITT Cannon, Ltd.	Japan	Cannon
ITT Control Technologies GmbH (fka CMC GmbH)	Germany
ITT Corporation India PVT. Ltd.	India
ITT Fluid Technology Asia Pte Ltd.	Singapore
ITT Fluid Technology International (Thailand) LTD.	Thailand	Goulds Pumps
ITT Fluid Technology S.A.	Chile	Goulds Pumps
ITT Germany Holdings GmbH	Germany
ITT Germany Pension Trust e.V.	Germany
ITT Goulds Pumps Columbia S.A.S.	Colombia	Goulds Pumps
ITT High Precision Manufactured Products (Wuxi) Co., Ltd.	China
ITT Holdings Czech Republic s.r.o.	Czech Republic
ITT Industries France S.A.S.	France
ITT Industries German Asset Management GmbH	Germany
ITT Industries Holdings Limited	United Kingdom
ITT Industries Limited	United Kingdom
ITT Industries Luxembourg SARL	Luxembourg
ITT International Luxembourg SARL	Luxembourg
ITT Investments Luxembourg SARL	Luxembourg
ITT Italia s.r.l.	Italy
ITT Italy Holdings Srl	Italy
ITT Motion Technologies GmbH (fka ITT Industries Vermogensverwaltungs GmbH)	Germany
ITT Pure-Flo (UK) Ltd.	United Kingdom
ITT Saudi Company	Saudi Arabia
Joh. Heinr. Bornemann GmbH	Germany	Bornemann
Koni BV	Netherlands	Koni
Koni France SARL	France	Koni
Otto-Fischer-Unterstutzungseinnchtung e.V.	Germany
PT ITT Fluid Technology Indonesia	Indonesia
Rudolf-Schmidt- Unterstutzungseinnchtung e.V.	Germany
Shanghai Goulds Pumps Co. Ltd.	China

Note: The names of certain, but not all, subsidiaries, divisions, branches, joint ventures and other entities have been omitted since, considered in the aggregate, they would not constitute a “significant subsidiary” as of the end of the year covered by this report.